Larrea Biosciences Corporation
2006 Stock Option Plan

Article I

Purposes of Plan

1.1 Purposes of Plan. The purposes of the 2006 Stock Option Plan ("Plan") of LARREA BIOSCIENCES CORPORATION, a Nevada corporation (the "Company"), are to advance the interests of the Company and its stockholders by providing significant incentives to selected officers, directors, consultants and employees of the Company and its Affiliates (as defined in Section 2.1, below) and to enhance the interest of such officers, directors, consultants, and employees in the Company's success and progress by providing them with an opportunity to become stockholders of the Company. Further, the Plan is designed to enhance the Company's ability to attract and retain qualified management and other personnel necessary for the success and progress of the Company.

Options granted under this Plan ("Options") may be "incentive stock options" ("ISOs") intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or "nonqualified options" ("NQOs").

Article II

Eligible Persons

2.1 Eligible Persons. Every person who at the date of grant of an Option is an employee of the Company or of any Affiliate (as defined below) of the Company is eligible to receive NQOs or ISOs under this Plan. Every person who at the date of grant is a consultant to, or employee or nonemployee director of, the Company or any Affiliate (as defined below) of the Company is eligible to receive NQOs under this Plan. The term "Affiliate" as used in this Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 424(e) and (f), respectively) of the Code. The term "employee" includes an officer or director who is an employee of the Company. The term "consultant" includes persons employed by, or otherwise affiliated with, a consulting firm, or are contractors to the Company.

Article III

Stock Subject to this Plan

3.1 Stock Subject to this Plan. Subject to the provisions of Section 6.1.1 of this Plan, the total number of shares of stock which may be issued under options granted pursuant to this Plan and the total number of shares provided for issuance under this Plan shall be 5,500,000 shares of Common Stock. The shares covered by the portion of any grant under this Plan which expire unexercised shall become available again for grants under this Plan. The Company shall at all times while the Plan is in effect reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan.

Article IV

Administration

4.1 General. This Plan shall be administered by the Board of Directors of the Company (the "Board") or, either in its entirety or only insofar as required pursuant to Section 4.2 hereof, by a committee (the "Committee") of at least two Board members to which administration of this Plan, or of part of this Plan, is delegated (in either case, the "Administrator").

4.2 Public Company. The Company’s shares are currently registered under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), it is intended that this Plan shall be administered in accordance with the disinterested administration requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission ("Rule 16b-3"), or any successor rule thereto.

4.3 Authority of Administrator. Subject to the other provisions of this Plan, the Administrator shall have the authority, in its discretion: (i) to grant Options or grants of shares; (ii) to determine the fair market value of the Common Stock subject to Options; (iii) to determine the exercise price of Options granted; (iv) to determine the persons (each an "Optionee") to whom, and the time or times at which, Options shall be granted, and the number of shares subject to each Option; (v) to interpret this Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to this Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical), including but not limited to, the time or times at which Options shall be exercisable; (viii) with the consent of the Optionee, to modify or amend any Option; (ix) to accelerate or to defer (with the consent of the Optionee) the exercise date of any Option; (x) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Option; and (xi) to make all other determinations deemed necessary or advisable for the administration of this Plan. The Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper.

Without limiting the foregoing, in making its determinations concerning the Optionees who shall receive Options as well as the number of shares to be covered thereby and the time or times at which they shall be granted, the Committee shall take into account the nature of the services rendered by the respective Optionees, their past, present and potential contribution to the Company's success and such other factors as the Committee may deem relevant. The Committee shall determine the form of Option Agreements under the Plan and the terms and conditions to be included therein, provided such terms and conditions are not inconsistent with the terms of the Plan, the Company's Certificate of Incorporation or Bylaws. The Committee may waive any provisions of any Option Agreement, provided such waiver is not inconsistent with the terms of the Plan, the Company's Certificate of Incorporation or Bylaws. The determinations of the Committee under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Options under the Plan, whether or not such persons are similarly situated.

4.4 Interpretation by Administrator. All questions of interpretation, implementation, and application of this Plan shall be determined by the Administrator. Such determinations shall be final and binding on all persons.

4.5 Rule 16b-3. With respect to persons subject to Section 16 of the Exchange Act, if any, transactions under this Plan are intended to comply with the applicable conditions of Rule 16b-3, or any successor rule thereto. To the extent any provision of this Plan or action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrator. Notwithstanding the above, it shall be the responsibility of such persons, not of the Company or the Administrator, to comply with the requirements of Section 16 of the Exchange Act; and neither the Company nor the Administrator shall be liable if this Plan or any transaction under this Plan fails to comply with the applicable conditions of Rule 16b-3 or any successor rule thereto, or if any such person incurs any liability under Section 16 of the Exchange Act.

4.6 Liability. No member of the Board or any Committee shall be liable for anything done or omitted to be done by him or her or by any other member of the Board or any Committee in connection with the Plan, except for his or her own willful misconduct or gross negligence (unless provided otherwise in the Company's Certificate of Incorporation or Bylaws, or any indemnification agreement between the Company and such person). The Board and any Committee shall have power to engage outside consultants, auditors or other professional help to assist in the fulfillment of the duties or the Board or any Committee under the Plan at the Company's expense.

Article V

Granting of Options; Option Agreement

5.1 Termination of Plan. The Board may, at any time, terminate the Plan as of any date specified in a resolution adopted by the Board. If not earlier terminated, the Plan shall terminate on the tenth anniversary of the Effective Date of the Plan set forth in Section 12.1. No Options may be granted after the Plan has terminated but the Administrator shall continue to supervise the administration of Options previously granted.

5.2 Stock Option Agreement. Each Option granted or the grant of any restricted stock under the Plan shall be evidenced by written stock option or stock grant agreement (the "Option Agreement") between the Company and the Optionee in such form as the Administrator shall approve and containing such provisions and conditions not inconsistent with the provisions of the Plan, including the term during which the Option may be exercised and whether in installments or otherwise, as the Administrator shall determine. Without limiting the foregoing, Option Agreements issued under the Plan may, in the Administrator’s discretion, require such agreements of the Optionee with respect to nondisclosure of information, noncompete provisions and/or nonsolicitation of customers and employees as shall be required by the Administrator from each Optionee as additional consideration for the issuance of Options under the Plan.

5.3 Type of Option. The Option Agreement shall specify whether each Option it evidences is an NQO or an ISO.

5.4 Early Approval of Grants. Subject to Section 6.3.3 with respect to ISOs, the Administrator may approve the grant of Options under this Plan to persons who are expected to become employees, directors or consultants of the Company, but are not employees, directors or consultants at the date of approval.

Article VI

Terms and Conditions of Options

Each Option granted under this Plan shall be subject to the terms and conditions set forth in Section 6.1. NQOs shall also be subject to the terms and conditions set forth in Section 6.2, but not those set forth in Section 6.3. ISOs shall also be subject to the terms and conditions set forth in Section 6.3, but not those set forth in Section 6.2.

6.1 Terms and Conditions to Which all Options and Grantsof Stock are Subject. Options granted under this Plan shall be subject to the following terms and conditions:

6.1.1 Changes in Capital Structure. Subject to Section 6.1.2, if the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, or recapitalization, combination or reclassification, appropriate adjustments shall be made by the Board in (a) the number and class of shares of stock subject to this Plan and each Option outstanding under this Plan, and (b) the exercise price of each outstanding Option; provided however, that the Company shall not be required to issue fractional shares as a result of any such adjustments. Each such adjustment shall be subject to approval by the Board in its absolute discretion.

6.1.2 Corporate Transactions.

(a) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee at least 30 days prior to such proposed action. To the extent not previously exercised, all Options will terminate immediately prior to the consummation of such proposed action.

(b) Merger or Asset Sale. In the event of a sale of substantially all of the assets of the Company (other than pursuant to a proposed dissolution or liquidation of the Company), or a merger or consolidation of the Company with or into another entity pursuant to a transaction in which the outstanding Common Stock of the Company is converted into or exchanged for cash, securities, equity interests or other property and immediately after such transaction the persons who were the beneficial owners of the outstanding Common Stock of the Company immediately prior to such transaction are not the beneficial owners, directly or indirectly, of more than 50% of the combined voting power represented by all the then outstanding common stock of the surviving or transferee person:

(i) Options. Each Option shall be assumed or an equivalent option substituted by the successor corporation (including as "successor" any purchaser of substantially all of the assets of the Company) or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall have the right to exercise the Option as to all of the shares of Common Stock covered by the Option including shares that are not otherwise exercisable. If an Option is exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option shall be fully exercisable for a period of 15 days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase or receive, for each share of Common Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its parent entity, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject to the Option, to be solely common stock of the successor corporation or its parent entity equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

(ii) Shares Subject to Right of Repurchase. Any shares subject to a right of repurchase of the Company shall be exchanged for the consideration (whether stock, cash, or other securities or property) received in the merger or asset sale by the holders of Common Stock for each share held on the effective date of the transaction, as described in the preceding paragraph. If in such exchange the Optionee receives shares of stock of the successor corporation or a parent or subsidiary of such successor corporation, and if the successor corporation has agreed to assume or substitute for Options as provided in the preceding paragraph, such exchanged shares shall continue to be subject to a right of repurchase as provided in the Optionee's Option Agreement. If, as provided in the preceding paragraph, the Optionee shall have the right to exercise an Option as to all of the shares of Common Stock covered thereby, all shares that are subject to a right of repurchase of the Company shall be released from such right of repurchase and shall be fully vested.

6.1.3 Time of Option Exercise. Subject to Article 5 and Section 6.3.4, Options granted under this Plan shall be exercisable commencing (a) thirty days after the effective date of the Option Agreement granting the Option, provided that in the case of consultants it may be a shorter period if the consultant will have completed the services to be performed for the Company or any of its Affiliates by the end of such period, or (b) notwithstanding (a) above, in accordance with a schedule related to the date of the grant of the Option, the date of first employment, or such other date as may be set by the Administrator (in any case, the "Vesting Base Date") and specified in the Option Agreement relating to such Option. Notwithstanding any schedule specified in this Plan or in any Option Agreement, Options shall only be exercisable with respect to whole shares, and not fractional shares, of the Company’s Common Stock. In any case, no Option shall be exercisable until a written Option Agreement in form satisfactory to the Company is executed by the Company and the Optionee.

6.1.4 Option Grant Date. Except in the case of advance approvals described in Section 5.4, the date of grant of an Option under this Plan shall be the date as of which the Administrator approves the grant.

6.1.5 Nontransferability of Option Rights.

(a) Incentive Stock Options. No ISOs granted under this Plan may be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the deceased Optionee's beneficiary or the representative of the Optionee's estate acknowledges and agrees in writing, in a form reasonably acceptable to the Company, to be bound by the provisions of this Plan (including the exercise procedures described in Section 7) and the Option Agreement covering such Options as if such beneficiary or estate were the Optionee. All rights with respect to ISOs granted to an Optionee under this Plan shall be exercisable during the Optionee's lifetime by such Optionee only. Following an Optionee's death, all rights with respect to ISOs that were exercisable at the time of such Optionee's death and have not terminated shall be exercised by the Optionee's designated beneficiary or by the Optionee's estate.

(b) Non-Qualified Stock Options. No NQOs granted under this Plan may be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than (i) by will or by the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I or ERISA, or the rules and regulations thereunder, (iii) by gift to members of the Optionee's immediate family (i.e., spouse, child, stepchild or grandchild), or (iv) in trust for the benefit of the Optionee or any person included under (iii) above; provided that the Optionee's beneficiary, the representative of the Optionee's estate, the trustee of any trust, or other such person acknowledges and agrees in writing, in a form reasonably acceptable to the Company, to be bound by the provisions of this Plan (including the exercise procedures described in Section 7) and the Option Agreement covering such Options as if such beneficiary, estate, trust, or other person were the Optionee. Notwithstanding the foregoing, once an NQO is transferred, it may not be subsequently transferred by the transferee except by will or by the laws of descent and distribution. If an Optionee has not transferred such Optionee's NQOs prior to the Optionee's death, all rights with respect to such NQO that were exercisable at the time of the Optionee's death and have not terminated shall be exercised by the Optionee's designated beneficiary or by the Optionee's estate.

6.1.6 Payment. Except as provided below, payment in full, in cash, shall be made for all stock purchased at the time written notice of exercise of an Option is given to the Company, and proceeds of any payment shall constitute general funds of the Company. At the time an Option is granted or exercised, the Administrator, in the exercise of its absolute discretion after considering any tax or accounting consequences, may authorize any one or more of the following additional methods of payment:

(a) delivery by the Optionee of Common Stock already owned by the Optionee for all or part of the Option price, provided the value (determined as set forth in Section 6.1.11) of such Common Stock is equal on the date of exercise to the Option exercise price, or such portion thereof as the Optionee is authorized to pay by delivery of such stock; provided however, that if an Optionee has exercised any portion of any Option granted by the Company by delivery of Common Stock, the Optionee may not, within six months following such exercise, exercise any Option granted under this Plan by delivery of Common Stock without the consent of the Administrator.

6.1.7 Termination of Employment.

(a) If, for any reason other than death, disability or "cause" (as defined below), an Optionee ceases to be employed by the Company or any of its Affiliates (such event being called a "Termination"), Options held at the date of Termination (to the extent then exercisable) may be exercised in whole or in part at any time within three months of the date of such Termination, or such other period of not less than 30 days after the date of such Termination as is specified in the Option Agreement (but in no event after the Expiration Date); provided that if such exercise of the Option would result in liability for the Optionee under Section 16(b) of the Exchange Act, then such 90-day period automatically shall be extended until the tenth day following the last date upon which Optionee has any liability under Section 16(b) (but in no event after the Expiration Date).

(b) If an Optionee dies while employed by the Company or an Affiliate or within the period that the Option remains exercisable after Termination, Options then held (to the extent then exercisable) may be exercised, in whole or in part, by the Optionee's personal representative, or by the person to whom the Option is transferred by devise or the laws of descent and distribution, at any time within 12 months after the death of the Optionee, or such other period of not less than six months from the date of Termination as is specified in the Option Agreement (but in no event after the Expiration Date).

(c) If an Optionee ceases to be employed by the Company as a result of his or her disability, the Optionee may, but only within six months after the date of Termination (and in no event after the Expiration Date), exercise the Option to the extent otherwise entitled to exercise it at the date of Termination; provided however, that if such disability is not a "disability" as such term is defined in Section 22(e)(3) of the Code, in the case of an ISO such ISO shall automatically convert to a NQO on the day three months and one day following such Termination. To the extent that the Optionee was not entitled to exercise the Option at the date of Termination or if the Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to this Plan.

(d) If an Optionee is terminated for "cause" (as defined below) all Options then held by such Optionee shall terminate and no longer be exercisable as of the date of Termination.

(e) For the purposes of this Section 6.1.7, "employment" includes service as an employee, a director or as a consultant.

(f) For purposes of this Section 6.1.7, an Optionee's employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed three months or, if longer, if the Optionee's right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

(g) For purposes of this Section 6.1.7, Termination for "cause" shall mean Termination by reason of (i) Optionee's commission of a felony, misdemeanor or other illegal conduct involving dishonesty, fraud or personal injury to others, (ii) Optionee's dishonesty towards, fraud upon, or deliberate injury or attempted injury to the Company or any of its Affiliates, (iii) Optionee's willfully engaging in misconduct which is materially and demonstrably injurious to the Company or any of its Affiliates; (iv) the continued failure by Optionee to substantially perform his or her duties (other than any such failure resulting from Optionee's incapacity due to physical or mental disability) after demand for substantial performance has been delivered by the Company or an Affiliate and such breach or failure to perform continues after a reasonable cure period; or (v) the failure by Optionee to adhere to any written policy of general application of the Company or an Affiliate after Optionee has been given a reasonable opportunity to comply with such policy or to cure such failure to comply.

6.1.8 Repurchase of Stock.

(a) The stock to be delivered pursuant to the exercise of any Option granted to an employee, director or consultant under this Plan will be subject to a right of repurchase in favor of the Company with respect to any employee, director or consultant whose employment, or director or consulting relationship with the Company is terminated for "cause" (as defined in Section 6.1.7). Such right of repurchase shall be exercisable at the Option exercise price and must be exercised for cash or cancellation of purchase money indebtedness within three months of such termination.

(b) At the option of the Administrator, the stock to be delivered pursuant to the exercise of any Option granted to an employee, director or consultant under this Plan may be subject to a right of repurchase in favor of the Company with respect to any employee, director or consultant whose employment, or director or consulting relationship with the Company is terminated for a reason other than Acause@ (as defined in Section 6.1.7). Such right of repurchase shall be exercisable as the Administrator may determine in the grant of the Option, either:

(i) at the Option exercise price and (A) shall lapse at the rate of at least 20% per year from the date the Option is granted (without regard to the date it was exercised or becomes exercisable), and must be exercised for cash or cancellation of purchase money indebtedness within three months of such termination and (B) if the right is assignable by the Company, the assignee must pay the Company upon assignment of the right (unless the assignee is a 100% owned subsidiary of the Company or is an Affiliate) cash equal to the difference between the Option exercise price and the value (determined as set forth in Section 6.1.11) of the stock to be purchased if the Option exercise price is less than such value; or

(ii) at the higher of the Option exercise price or the value (determined as set forth in Section 6.1.11) of the stock being purchased on the date of termination, and must be exercised for cash or cancellation of purchase money indebtedness within three months of termination of employment (or in the case of securities issued upon exercise of options after the date of termination, within three months after the date of exercise).

In addition to the restrictions set forth in clauses (i) and (ii) above, the shares held by an officer, director or consultant of the issuer or an affiliate of the issuer may be subject to additional or greater restrictions, at the absolute discretion of the Administrator.

Determination of the number of shares subject to any such right of repurchase shall be made as of the date the employee's employment by, director's director relationship with, or consultant's consulting relationship with, the Company terminates, not as of the date that any Option granted to such employee, director or consultant is thereafter exercised.

6.1.9 Withholding and Employment Taxes. At the time of exercise of an Option or at such other time as the amount of such obligations becomes determinable (the "Tax Date"), the Optionee shall remit to the Company in cash all applicable federal and state withholding and employment taxes. If authorized by the Administrator in its absolute discretion, after considering any tax or accounting consequences, an Optionee may elect to (i) deliver a full recourse promissory note on such terms as the Administrator deems appropriate, (ii) tender to the Company previously owned shares of Stock or other securities of the Company, or (iii) have shares of Common Stock which are acquired upon exercise of the Option withheld by the Company to pay some or all of the amount of tax that is required by law to be withheld by the Company as a result of the exercise of such Option, subject to the following limitations:

(a) Any election pursuant to clause (iii) above by an Optionee subject to Section 16 of the Exchange Act shall either (x) be made at least six months before the Tax Date and shall be irrevocable; or (y) shall be made in (or made earlier to take effect in) any ten-day period beginning on the third business day following the date of release for publication of the Company's quarterly or annual summary statements of earnings and shall be subject to approval by the Administrator, which approval may be given at any time after such election has been made. In addition, in the case of (y), the Option shall be held at least six months prior to the Tax Date.

(b) Any election pursuant to clause (ii) above, where the Optionee is tendering Common Stock issued pursuant to the exercise of an Option, shall require that such shares be held at least six months prior to the Tax Date.

Any of the foregoing limitations may be waived (or additional limitations may be imposed) by the Administrator, in its absolute discretion, if the Administrator determines that such foregoing limitations are not required (or that such additional limitations are required) in order that the transaction shall be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3, or any successor rule thereto. In addition, any of the foregoing limitations may be waived by the Administrator, in its sole discretion, if the Administrator determines that Rule 16b-3, or any successor rule thereto, is not applicable to the exercise of the Option by the Optionee or for any other reason.

Any securities tendered or withheld in accordance with this Section 6.1.9 shall be valued by the Company as of the Tax Date.

6.1.10 Other Provisions. Each Option granted under this Plan may contain such other terms, provisions, and conditions not inconsistent with this Plan as may be determined by the Administrator, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify the Option as an "incentive stock option" within the meaning of Section 422 of the Code.

6.1.11 Determination of Value. For purposes of this Plan, the value of Common Stock or other securities of the Company shall be determined as follows:

(a) If the stock of the Company is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System, its fair market value shall be the closing sales price for such stock or the closing bid if no sales were reported, as quoted on such system or exchange (or the largest such exchange) for the date the value is to be determined (or if there are no sales for such date, then for the last preceding business day on which there were sales), as reported in the Wall Street Journal or similar publication.

(b) If the stock of the Company is regularly quoted by a recognized securities dealer but selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for the stock on the date the value is to be determined (or if there are no quoted prices for such date, then for the last preceding business day on which there were quoted prices).

(c) In the absence of an established market for the stock, the fair market value thereof shall be determined in good faith by the Administrator, by consideration of such factors as the Administrator in its discretion deems appropriate among the recent issue price of other securities of the Company, the Company's net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry and its management, and the values of stock of other corporations in the same or a similar line of business.

6.1.12 Option Term. Subject to Section 6.3.5, no Option shall be exercisable more than 10 years after the date of grant, or such lesser period of time as is set forth in the Option Agreement (the end of the maximum exercise period stated in the stock option agreement is referred to in this Plan as the "Expiration Date").

6.1.13 Rights of Optionee in Stock. Neither any Optionee, any permitted transferee nor the legal representatives, heirs, legatees or distributees of any Optionee or permitted transferee shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock issuable upon exercise of an Option granted hereunder unless and until such shares are issued to him or her or them and such person or persons have received a certificate or certificates therefor. Upon the issuance and receipt of such certificate or certificates, such Optionee or the legal representatives, heirs, legatees or distributees of such Optionee shall have absolute ownership of the shares of Common Stock evidenced thereby, including the right to vote such shares, to the same extent as any other owner of shares of Common Stock, and to receive dividends thereon, subject, however, to the terms, conditions and restrictions of the Plan.

6.2 Exercise Price of NQOs. The exercise price of any NQO granted under this Plan shall be not less than $ .01 per share of Common Stock.

6.3 Terms and Conditions to Which Only ISOs are Subject. Options granted under this Plan which are designated as ISOs shall be subject to the following terms and conditions:

6.3.1 Exercise Price. The exercise price of an ISO shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than (i) $ .01 per share of Common Stock, or (ii) the fair market value (determined in accordance with Section 6.1.11) of the stock covered by the Option at the time the Option is granted, whichever is greater; provided however, that the exercise price of any ISO granted to any person who owns, directly or by attribution under the Code (currently Section 424(d)), stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any Affiliate (a "Ten Percent Stockholder") shall in no event be less than 110% of the fair market value (determined in accordance with Section 6.1.11) of the stock covered by the Option at the time the Option is granted.

6.3.2 Disqualifying Dispositions. If stock acquired by exercise of an ISO granted pursuant to this Plan is disposed of in a "disqualifying disposition" within the meaning of Section 422 of the Code, the holder of the stock immediately before the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the Option as the Company may reasonably require.

6.3.3 Grant Date. If an ISO is granted in anticipation of employment as provided in Section 5.4, the Option shall be deemed granted, without further approval, on the date the grantee assumes the employment relationship forming the basis for such grant, and, in addition, satisfies all requirements of this Plan for Options granted on that date.

6.3.4. Vesting. Notwithstanding any other provision of this Plan, ISOs granted under all incentive stock option plans of the Company and its subsidiaries may not "vest" for more than $100,000 in fair market value of stock (measured on the grant date(s)) in any calendar year. For purposes of the preceding sentence, an option "vests" when it first becomes exercisable. If, by their terms, such ISOs taken together would vest to a greater extent in a calendar year, and unless otherwise provided by the Administrator, the vesting limitation described above shall be applied by deferring the exercisability of those ISOs or portions of ISOs which have the highest per share exercise prices; but in no event shall more than $100,000 in fair market value of stock (measured on the grant date(s)) vest in any calendar year. The ISOs or portions of ISOs whose exercisability is so deferred shall become exercisable on the first day of the first subsequent calendar year during which they may be exercised, as determined by applying these same principles and all other provisions of this Plan including those relating to the expiration and termination of ISOs. In no event, however, will the operation of this Section 6.3.4 cause an ISO to vest before its terms or, having vested, cease to be vested.

6.3.5 Term. Notwithstanding Section 6.1.12, no ISO granted to any Ten Percent Stockholder shall be exercisable more than five years after the date of grant.

Article VII

Manner of Exercise

7.1 Written Notice; Payment. An Optionee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price as provided in Section 6.1.6. The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price will be considered as the date such Option was exercised.

7.2. Delivery of Stock. Promptly after receipt of written notice of exercise of an Option, the Company shall, without stock issue or transfer taxes to the Optionee or other person entitled to exercise the Option, deliver to the Optionee or such other person a certificate or certificates for the requisite number of shares of stock. An Optionee or permitted transferee of an Optionee shall not have any privileges as a stockholder with respect to any shares of stock covered by the Option until the date of issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of such shares.

7.3 Use of Proceeds. The proceeds from the sale of Common Stock pursuant to Options granted under the Plan shall constitute general funds of the Company and may be used for such corporate purposes as the Company may determine.

Article VIII

Employment or Consulting Relationship

8.1 Participation Not Guarantee of Employment or Retention. Nothing in this Plan or any Option granted thereunder shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate any Optionee's employment or consulting relationship at any time, nor confer upon any Optionee any right to continue in the employ of, or consult with, the Company or any of its Affiliates, nor interfere in any way with provisions in the Company's charter documents or applicable law relating to the election, appointment, terms of office, and removal of members of the Board.

Article IX

Conditions Upon Issuance of Shares

9.1 Conditions Upon Issuance of Shares. Shares of Common Stock shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933 (the "Securities Act").

Article X

Nonexclusivity of Plan

10.1 Nonexclusivity of Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Company to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options other than under this Plan.

Article XI

Amendments to Plan

11.1 Amendments. Except as set forth below, the Board may at any time amend, alter, suspend or discontinue this Plan. Without the consent of an Optionee, no amendment, alteration, suspension or discontinuance may adversely affect outstanding Options except to conform this Plan and ISOs granted under this Plan to the requirements of federal or other tax laws relating to incentive stock options. No amendment, alteration, suspension or discontinuance shall require stockholder approval unless such amendment, alteration, suspension or discontinuance (i) increases the aggregate number of shares of Common Stock which may be issued pursuant to Options granted under the Plan, (ii) decreases the minimum Option exercise price provided in the Plan, (iii) extends the period during which Options may be granted pursuant to the Plan, (iv) changes the class of individuals eligible to be granted Options, (v) has the effect of any of the above, or (vi) is such as to otherwise move the Board to conclude that stockholder approval is advisable. All Stockholder approvals of this Plan shall be by the affirmative vote of the holders of a majority of the shares of Common Stock of the Company, or the unanimous written consent of such stockholders, in accordance with the applicable provisions of the Certificate of Incorporation and Bylaws of the Company and applicable state law.

Article XII

Effective Date of Plan

12.1 Effective Date. This Plan shall become effective upon adoption by the Board; provided however, that no Option shall be exercisable unless and until unanimous written consent of the stockholders of the Company, or approval of stockholders of the Company voting at a validly called stockholders' meeting, is obtained within 12 months after adoption by the Board. If such stockholder approval is not obtained within such time, Options granted hereunder shall terminate and be of no force and effect from and after expiration of such 12-month period. Options may be granted and exercised under this Plan only after there has been compliance with all applicable federal and state securities laws.

In Witness Whereof, upon authorization of the Board of Directors and the stockholders of the Company, the undersigned has caused the Larrea Biosciences Corporation 2006 Stock Option Plan to be executed effective as of the 19th day of December, 2005.

/s/ Peter P. Smetek, Jr., CEO and Chairman